                            Registration No. 333-

   As filed with the Securities and Exchange Commission on December 15, 1997
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  IDT Corporation
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                          22-3415036
     ----------------------        ----------------------------------
    (State of Incorporation)      (I.R.S. Employer Identification No.)

                                294 State Street
                            Hackensack, New Jersey 07601
           ----------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

  Amended and Restated 1996 Stock Option and Incentive Plan of IDT Corporation
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                            (Full Title of the Plan)

                                 Howard S. Jonas
                      Chairman and Chief Executive Officer
                                 IDT Corporation
                                294 State Street
                          Hackensack, New Jersey 07601
                                 (201) 928-1000
             -------------------------------------------------------
            (Name, Address and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:
                              Joyce S. Mason, Esq.
                          General Counsel and Secretary
                                 IDT Corporation
                                294 State Street
                          Hackensack, New Jersey  07601
                                 (201) 928-1000

                         CALCULATION OF REGISTRATION FEE
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
                                     Proposed Maximum    Proposed Maximum      Amount of
Title of Securities  Amount to be    Offering Price      Aggregate Offering    Registration
to be Registered(1)  Registered(1)   Per Share           Price(2)              Fee
-------------------  -------------   ----------------    ------------------    ------------
Common Stock,          1,000,000      $21.25              $21,250,000           $6,269
par value
$.01 per share

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(1)  Includes 1,000,000 shares to be registered under an amendment to the
     Registrant's Amended and Restated 1996 Stock Incentive Plan, plus such additional indeterminate number of shares of the Common Stock as may be issuable pursuant to certain antidilution adjustment provisions thereof.

(2) Estimated pursuant to Rules 457 (c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on December 11, 1997.

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

                                    PART II

                               EXPLANATORY NOTE

       This Registration Statement is being filed to register the 1,000,000 additional shares of the Registrant's common stock that have been reserved for issuance under the Registrant's Amended and Restated 1996 Stock Option and Incentive Plan (the "Plan") pursuant to an amendment to the Plan that was authorized by the stockholders of the Company on December 11, 1997. Except with respect to the Items set forth below, which include additional information, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (file no. 333-19727), filed with the Commission on January 14, 1997.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, IDT Corporation, a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

     (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended July 31, 1997, filed December 4, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1997, filed December 15, 1997;

     (c) The description of the common stock, par value $.01 per share (the "Common Stock"), of the Company set forth as Item 1 under the caption "Description of Securities" in the Company's Registration Statement on Form 8-A, dated March 5, 1996, filed pursuant to Section 12(g) of the Exchange Act and declared effective by the Commission on March 15, 1996, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.  Interests of Named Experts and Counsel

     Certain legal matters with respect to the Common Stock will be passed on by Joyce J. Mason, Esq. Ms. Mason is Secretary, General Counsel and a Director of the Company and is the beneficial owner of 41,533 shares of Common Stock, including 40,200 shares of Common Stock issuable upon the exercise of options granted pursuant to the plans referred to in this Registration Statement.

Item 8.         Exhibits.

         4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.01 to the Registration Statement on Form S-1 of the Company (File No. 333-00204)).

         4.2    By-Laws of the Company (incorporated by reference to Exhibit
                3.02 to the Registration Statement on Form S-1 of the Company (File No. 333-00204)).

         4.3 Amended and Restated 1996 Stock Option and Incentive Plan of IDT Corporation (incorporated by reference to Exhibit A of the Company's Proxy Statement on Schedule 14A, filed with the Commission on November 14, 1997).

         4.4 Form of Stock Option Agreement under the Amended and Restated 1996 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 of the Company (File No. 333-18901)).

          5.1*  Legal Opinion of Joyce J. Mason, Esq.

         23.1 Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).

          23.2* Consent of Ernst & Young llp

          24.1  Powers of Attorney (included in signature page)

         -------------------------
         *Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on this 15th day of December, 1997.

                                       IDT CORPORATION

                                       By /s/ Howard S. Jonas
                                          ---------------------------
                                          Howard S. Jonas
                                          Chairman and Chief Executive Officer

     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard S. Jonas and Howard
S. Balter, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                      Titles                          Date
    ---------                      ------                          ----

/s/ Howard S. Jonas
--------------------  Chairman and Chief Executive Officer   December 15, 1997
Howard S. Jonas         (Principal Executive Officer)

/s/ James Courter
--------------------  President and Director (Principal      December 15, 1997
James Courter               Executive Officer)

/s/ Howard S. Balter
--------------------  Chief Operating Officer and Director   December 15, 1997
Howard S. Balter         (Principal Financial Officer)

/s/ Stephen R. Brown
--------------------  Chief Financial Officer (Principal     December 15, 1997
Stephen R. Brown             Accounting Officer)

/s/ Marc E. Knoller
--------------------  Director                               December 15, 1997
Marc E. Knoller

/s/ Joyce J. Mason
--------------------  Director                               December 15, 1997
Joyce J. Mason

    Signature                      Titles                          Date
    ---------                      ------                          ----

-------------------   Director                               December 15, 1997
Meyer A. Berman

-------------------   Director                               December 15, 1997
J. Warren Blaker

-------------------   Director                               December 15, 1997
James Mellor

-------------------   Director                               December 15, 1997
Elmo R. Zumwalt

/s/ Hal Brecher
-------------------   Director                               December 15, 1997
Hal Brecher